UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 2, 2013
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 2, 2013, Pinnacle Airlines Corp, debtor-in-possession (the “Company”), and its wholly own subsidiary, Pinnacle Airlines, Inc., debtor-in-possession (“Pinnacle”), filed three motions with the Bankruptcy Court seeking authorization to enter into various agreements with Delta Air Lines, Inc. (“Delta”), the Air Line Pilots Association, International (“ALPA”), and/or the official committee of unsecured creditors in the Company’s Chapter 11 proceedings (the “Creditors Committee”), relating to a tentative collective bargaining agreement with Pinnacle’s pilots, incremental liquidity and an enhanced debtor-in-possession financing with Delta, support for the Company’s plan of reorganization, a restructured fleet, and amendments to its connection agreements with Delta.  The agreements (which were filed with the Bankruptcy Court in the Company’s Chapter 11 proceedings), and their material terms, are as follows:

1)	Sixth Amendment (“Sixth Amendment” ) to Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Credit Agreement”)
•
increases the amount of post-petition financing available to the Company by up to an aggregate principal amount of $52 million, of which $22 million is reserved and available solely in order to make the Longevity Transition Payments (defined below) required under the Bridge Agreement (defined below) and payments to taxing authorities for employer taxes relating thereto

•
extends certain milestone deadlines, including an extension of the deadline for the Company to file a plan of reorganization and disclosure statement that are reasonably acceptable to Delta to February 15, 2013 from January 31, 2013

•	modifies certain financial covenant requirements
2)	Letter of Agreement with Air Line Pilots Association, International
•
nine-percent across-the-board wage reduction for Pinnacle’s pilots, with annual contractual pay rate increases of one percent beginning in 2015 through 2019, and a lower top of scale wage for captains and first officers

•
restructuring of vacancy filling process, elimination of certain restrictions on utilizing reserve pilots (the long call reserve), changes in assigning and paying open time, and a reduction in pay during training events

•	increases in employee contributions for medical insurance, reductions in Pinnacle’s 401(k) matching contributions and the establishment of a profit sharing plan
•	modifies certain other work rules and benefits
•	payment of ALPA’s reasonable and documented professional fees up to $500,000, and specified indemnification for ALPA and its members and representatives
•	ALPA granted a non-priority general unsecured claim against each of the debtors in the Chapter 11 proceedings in the amount of $138,556,524
3)	Bridge Agreement by and Among Pinnacle Airlines Corp., Air Line Pilots Association, International, Delta Air Lines, Inc., and Pinnacle Master Executive Council (the “Bridge Agreement”)
•
commitments by Delta to maintain at Pinnacle no fewer than 41 76-seat aircraft and to place and maintain at Pinnacle an incremental 40 76-seat aircraft deliveries above the current total (subject to certain conditions)

•	establishes enhanced career progression opportunities for Pinnacle’s pilots with mainline Delta operations
•
provides specified enhanced furlough and pay benefits, to be paid by Pinnacle and reimbursed by Delta as pass-through costs, to eligible pilots who are furloughed from active service during a period commencing from entry into the Bridge Order through the six calendar months following the removal of the last CRJ-200 aircraft from Pinnacle’s operations

•
provides that the Company will pay an aggregate of approximately $20 million to individual pilots on the Pinnacle Airlines Pilot Seniority List (“Longevity Transition Payments”), ranging from $2,000 for pilots with one year of longevity to $26,000 for pilots with 20 or more years of longevity; Company will also pay employer taxes relating thereto

4)	Restructuring Support Agreement By and Among Pinnacle Airlines, Corp., Delta Air Lines, Inc. and the Creditors Committee
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The Company, Delta, and the Creditors Committee each agree, subject to certain conditions and termination events, and consistent with fiduciary duties, to support solicitation, approval, and consummation of a plan of reorganization of the Company consistent with terms set forth in the term sheet attached thereto.

•	The term sheet for the proposed plan of reorganization (the “Restructuring Term Sheet”) includes the following terms and conditions:
•	administrative and priority claims other than tax claims will be paid in full upon emergence; all priority tax claims will be paid in accordance with section 1129(a)(9)(C) of the Bankruptcy Code
•
a portion of Delta’s claims on account of obligations outstanding under the Credit Agreement (the “DIP Claims”) will convert into an exit facility; the remaining balance of the DIP Claims will convert into equity in the reorganized Company

•	the obligations under the Amended and Restated Credit Agreement, among certain of the Debtors, CIT Bank, and the other lenders party thereto from time to time, will be reinstated
•
holders of other secured claims will receive either (a) payment in full in cash (if payment is not then due, in accordance with the payment terms of the applicable agreement) or (b) delivery of the collateral securing their claims

•
a trust will be established and funded by Delta with $2.25 million (minus any fees and costs incurred by the Creditors Committee in connection with any investigation relating to specified causes of action) for the purpose of reconciling and making distributions on account of all unsecured claims; distributions from the Trust will be shared pro rata between all holders of unsecured claims (except that Delta waives the right to receive distributions on account of its unsecured claims)

•	existing equity interests in the Company will be canceled
•
broad general Company and third party releases from claims (excluding gross negligence and willful misconduct) will be granted to Delta, the Creditors Committee, the Company and the Reorganized Company, including specified affiliates, current and former employees, directors, and advisors, subject to specified limitations set forth in the Restructuring Term Sheet

5)	Amendments to Delta Connection Agreements among Pinnacle Airlines, Inc. and Delta Air Lines, Inc.
•	Delta commits to place and maintain at Pinnacle an incremental 40 76-seat deliveries;
•	the new CRJ-900 aircraft will be subject to the same lease terms and conditions as the 41 CRJ-900 aircraft currently leased from Delta;
•
either: (a) Delta and Pinnacle shall agree on a schedule for the early termination and return of the 140 leased CRJ-200 aircraft under their CRJ-200 flying agreement or (b) Delta may provide Pinnacle with 120 days advance written notice with respect to early termination and return of any CRJ-200 leased aircraft under such Agreement; and

•
Pinnacle will not need to comply with aircraft return conditions for such CRJ-200 aircraft and shall have no liability to Delta with respect to the early termination and return of such aircraft (other than related to the Pinnacle’s intentional or willful misconduct or gross negligence).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PINNACLE AIRLINES CORP.
                                        (Registrant)

                                        By:   /s/ Brian T. Hunt
                                        Brian T. Hunt
                                        Senior Vice President and General Counsel
January 3, 2013